SECURITIES AND EXCHANGE COMMISSION

Washington, DC

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2007

RBS GLOBAL, INC.	REXNORD LLC
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Delaware	Delaware
(State of Incorporation)	(State of Incorporation)

333-102428	033-25967-01
(Commission File Numbers)

01-0752045	04-3722228
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

4701 Greenfield Avenue Milwaukee, Wisconsin	53214
(Address of principal executive offices)	(Zip Code)

(414) 643-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 26, 2007, RBS Global, Inc. (“RBS Global”) and Rexnord LLC, through certain of their subsidiaries, entered into an accounts receivable securitization facility (the “Securitization”) with General Electric Capital Corporation (“GECC”), as more fully described below.

As part of the Securitization, Rexnord Industries, LLC, Zurn Industries, LLC and Zurn PEX, Inc. (collectively, the “Originators”), have agreed, pursuant to a Receivables Sale and Servicing Agreement dated September 26, 2007 (the “Sale Agreement”) to sell all of their existing and future accounts receivable and related assets to Rexnord Funding LLC (“Rexnord Funding”) in exchange for cash and subordinated notes. The Originators and Rexnord Funding intend the transactions contemplated by the Sales Agreement to be true sales to Rexnord Funding by the respective Originators. All of the Originators and Rexnord Funding are direct or indirect wholly owned subsidiaries of RBS Global. Rexnord Funding is a special-purpose subsidiary newly formed to facilitate the Securitization.

Concurrently with the execution of the Sale Agreement, Rexnord Funding entered into a Receivables Funding and Administration Agreement (the “Funding Agreement”) with GECC. Pursuant to the Funding Agreement, Rexnord Funding granted GECC a security interest in all of its current and future receivables and related assets in exchange for a credit facility permitting borrowings of up to a maximum aggregate amount of $100 million outstanding from time to time. Such borrowings will be used by Rexnord Funding to finance purchases of accounts receivable from the Originators pursuant to the Sale Agreement.

The amount of advances available under the Funding Agreement at any time will be determined based on advance rates relating to the value of the receivables held by Rexnord Funding at that time. Advances will bear interest based on the London Interbank Offered Rate (LIBOR) plus an applicable margin. All advances are to be repaid in full by September 26, 2012 unless the maturity date is otherwise accelerated. Rexnord Funding will also pay a fee to GECC based on any unused portion of the Securitization facility, in addition to other customary fees associated with financings of this type. The Funding Agreement contains representations and warranties, affirmative and negative covenants, and events of default that are customary for financings of this type. Although currently unrated, GECC has the right to seek a rating for all or a portion of the aggregate borrowings under the Securitization.

The Securitization constitutes a “Permitted Receivables Financing” under Article 1 and Article 6 of RBS Global’s existing credit agreement and a “Qualified Receivables Financing” under Article 1 and Article 4 of the indentures governing the senior and senior subordinated notes of RBS Global and Rexnord LLC.

The summary of the Securitization described above is qualified in its entirety by reference to the Sale Agreement and the Funding Agreement attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
10.1	Receivables Sale and Servicing Agreement, dated September 26, 2007, by and among the Originators, Rexnord Industries, LLC as Servicer, and Rexnord Funding LLC.

10.2	Receivables Funding and Administration Agreement, dated September 26, 2007, by and among Rexnord Funding LLC and General Electric Capital Corporation.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 1st day of October, 2007.

REXNORD LLC

By:	/s/ George C. Moore
George C. Moore
Chief Financial Officer

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 1st day of October, 2007.

RBS GLOBAL, INC.

By:	/s/ George C. Moore
George C. Moore
Chief Financial Officer